Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

July 20, 2017

Syros Pharmaceuticals, Inc.

620 Memorial Drive

Suite 300

Cambridge, MA 02139

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Syros Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the following securities of the Company (the “Securities”):

1.                                      senior debt securities (the “Senior Debt Securities”);

2.                                      subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

3.                                      common stock, par value $0.001 per share (the “Common Stock”);

4.                                      preferred stock, par value $0.001 per share (the “Preferred Stock”);

5.                                      warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and

6.                                      units consisting of any combination of the foregoing (the “Units”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto at an aggregate initial offering price not to exceed $225,000,000.

We are acting as counsel for the Company in connection with the registration for sale of the Securities, including in connection with an offering of shares of Common Stock as set forth in the Registration Statement and the sales agreement prospectus contained therein (the “Sales Agreement Prospectus”) having an aggregate offering price of up to $50,000,000 of shares of Common Stock that may be issued and sold (the “Sales Agreement Shares”) under a Sales Agreement, dated July 20, 2017, between the Company and Cowen and Company, LLC (the “Sales Agreement”).

The Senior Debt Securities may be issued pursuant to a senior indenture (together with any supplemental indentures relating to the Senior Debt Securities, the “Senior Indenture”) to be entered into between the Company and a trustee to be named in the Senior Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Subordinated Debt Securities may be issued pursuant to a subordinated indenture (together with any supplemental indentures relating to the Subordinated Debt Securities, the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) to be entered into between the Company and a trustee to be named in the Subordinated Indenture and duly qualified under the Trust Indenture Act. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”) with respect thereto.  Any Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent. Any Units will be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent.

We have examined and relied upon signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Sales Agreement, the Restated Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the Amended and Restated By-laws of the Company (as amended or restated from time to time, the “By-laws”) and minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all signatories to such documents.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that (i) other than for the Sales Agreement Shares, one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus, the Sales Agreement Prospectus and any applicable prospectus supplement; (iii) in the case of Debt Securities, (a) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (b) the applicable Indenture will be duly qualified under the Trust Indenture Act, and the applicable trustee will be duly eligible to serve as trustee, and (c) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture; (iv) any Unit Agreement or Warrant Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company; (v) other than for the Sales Agreement Shares, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; and (viii) the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by the Company of the Indentures, the Warrant Agreement, the Unit Agreement and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject or (iii) any judicial or regulatory order or decree of any governmental authority.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.                                      With respect to the Debt Securities, when (i) specifically authorized for issuance by proper action of the Board of Directors of the Company or an authorized committee thereof  (the “Authorizing Resolutions”), (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Authorizing Resolutions, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and delivered and sold in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.                                      With respect to the Common Stock (other than the Sales Agreement Shares), when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and By-laws, (iv) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

3.                                      With respect to shares of any series of the Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware, and such Certificate of Designation has been duly filed, (ii) the Registration Statement has become effective under the Securities Act,  (iii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation and By-laws, (iv) the shares of the series of Preferred Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

4.                                      With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (v) the Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.                                      With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable Unit Agreement relating to the Units has been duly authorized, executed and delivered, (iv) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (v) the Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.                                      With respect to the Sales Agreement Shares, such Sales Agreement Shares have been duly authorized for issuance and, when (i) the Registration Statement has become effective under the Securities Act, and (ii) when the Sales Agreement Shares have been issued and paid for in accordance with the terms and conditions of the Sales Agreement, the Sales Agreement Shares will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus, Sales Agreement Prospectus and in any prospectus supplement under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Steven D. Singer
Steven D. Singer, a Partner